Agreement for Securities Clearance Services

                              Maxcor Financial Inc.
                              ---------------------

This letter sets forth our agreement (the "Agreement"), made as of April 1, 2004, concerning certain clearing services to be performed by Refco Securities, LLC. ("Refco") for Maxcor Financial Inc. ("Introducing Firm") with respect to transactions of Approved Counterparties (as defined below) in the securities specified in Exhibit A hereto ("Specified Securities"). It is understood and agreed that this Agreement is contingent upon the approval of the National Association of Securities Dealers Inc. ("NASD")

1.   Certain Definitions
     -------------------

          A. "Applicable Rules" are, to the extent applicable, the Securities Act of 1933 and The Exchange Act of 1934, all rules and regulations thereunder and interpretations by the Securities and Exchange Commission ("SEC") and the rules and regulations of the NASD, all as in effect from time to time.

          B. An "Approved Counterparty" is a dealer trading with Introducing Firm or a customer of Introducing Firm, which Refco as of the date of this Agreement is accepting as a counterparty for trades brokered by Introducing Firm or to which Refco hereafter sends a letter in the form of Exhibit B and which, in either case, Refco continues to consider acceptable; provided, however, that (i) Refco will make no material changes to the form of Exhibit B without the prior consent of Introducing Firm and (ii) any decision by Refco to change the status of an Approved Counterparty will be communicated either orally and followed by fax or in writing to Introducing Firm in advance of its implementation.

          C. A "Back-to-Back Transaction" occurs where Introducing Firm (i) has executed a sale by an Approved Counterparty to be settled by Refco, ("Side One") of Specified Securities and a buy to be settled by Refco, by another Approved Counterparty of Specified Securities ("Side Two"), (ii) has confirmed that Side One and Side Two agree on all details of the trade that must be met in order to settle (i.e. that Side One and Side Two are Validated Transactions) and (iii) has transmitted Side One and Side Two to Refco on the same day.

          D. "Clearing Corporation" means CEDEL/Euroclear or any other clearing organization that settles Transactions that Refco clears for Introducing Firm.

          E. A "Matching Back-to-Back Transaction" is a Back-to-Back Transaction with respect to which the counterparty to Side One and Side Two have both submitted instructions to the Clearing Corporation in the form required to settle Side One and Side Two, and a "Matching Transaction" is a Back-to-Back Transaction with respect to which only one counterparty has submitted instructions to the Clearing Corporation in the form required to settle the side to which such counterparty is a party.

                              Page 28 of 59 Pages

          F. "Transactions" are any trades transmitted by Introducing Firm hereunder to Refco for clearing and settlement.

          G. A "Validated Transaction" is a sale or purchase of Specified Securities with an Approved Counterparty for which the Introducing Firm has confirmed all of the trade details necessary for settlement.

2.   Responsibilities of Introducing Firm
     ------------------------------------

          A.   Transmitting Transactions
               -------------------------

                  Introducing Firm shall execute orders for purchases and sales of Specified Securities by Approved Counterparties and transmit the Transactions to Refco three times a day, at approximately 12:00 p.m. and 3:00 p.m., and by no later than 6:00 p.m. Eastern Standard Time
          (EST), (the last of which being referred to as the "Cut-Off Time"). Any Transactions that Refco receives after the Cut-Off Time shall be subject to the additional fees set forth on Schedule A hereto.

                  (i)      Transmitting Back-to-Back Transactions
                           --------------------------------------

                  Introducing Firm shall not transmit to Refco any Transaction that, by the Cut-Off Time, is not a Back-to-Back Transaction, with the following exception. Notwithstanding anything to the contrary in the Additional Terms forming a part of Exhibit B (the "Additional Terms"), Introducing Firm may transmit only Side One or Side Two, if at the end of the trading day one of the two sides is not a Validated Transaction, subject to the aggregate amount of such one-sided Transactions not exceeding a limit established by Refco and communicated to Introducing Firm from time to time. If the Transaction was intended to be a Back-to-Back Transaction, Introducing Firm shall exert reasonable best efforts to transmit a Validated Side One or Side two the following business day. If Introducing Firm has not done so by the end of the day after the settlement date, Refco may, upon prior notice to Introducing Firm, on the second day after settlement date buy in or sell out the securities to settle the other side. Introducing Firm shall be liable for all loss, costs and expenses relating thereto to the extent set forth in Sections 2.D. and 5.A. The foregoing right of Introducing Firm to delay the transmission of one side is subject to (i) termination at any time that Refco deems that it is no longer prudent to accept only one side and (ii) satisfactory amounts on deposit in the Collateral Account, in Refco's sole discretion. In any event, such one-sided Transactions shall give rise to the additional fees established in Section 3.A. (iii) and Schedule A, regardless of when after trade date Introducing Firm transmits to Refco the other side of the Transaction.

          B.   Responsibility for Accounts
               ---------------------------

                  Except as otherwise specified in this Agreement, Introducing Firm shall be solely responsible for the opening, approving and monitoring of counterparties (the "Accounts"), and ensuring that

                              Page 29 of 59 Pages

          Transactions are in compliance with the Applicable Rules. Such responsibility, where applicable, includes, but is not limited to:

                         (i) Using due diligence to learn and on a continuing basis to know the essential facts of each customer, knowing all persons holding power of attorney over any Account, being familiar with each order in any Account and at all times to comply fully with the Conduct Rules of the NASD, and any interpretations thereof, and all similar Applicable Rules; (ii) selecting, investigating, training and supervising all personnel who open, approve or authorize transaction in the Accounts; (iii) establishing written procedures for the conduct of the Accounts and ongoing review of all Transactions in Accounts, and maintaining compliance and supervisory personnel adequate to implement such procedures; (iv) determining the suitability of all Transactions; (v) ensuring that there is a reasonable basis for all recommendations made; (vi) determining the appropriateness of the frequency of trading in Accounts; (vii) determining the authorization and legality of each transaction in the Account; (viii) determining the amount of any difference between the prices paid or received by an Account for a Specified Security and the prices paid or received by Refco for said Specified Security; (ix) obtaining and maintaining all documents necessary for the performance of Introducing Firm's responsibilities under this Agreement and retaining such documents in accordance with all the Applicable Rules; (x) responding to all its customer inquiries and complaints, and promptly notifying Refco in writing of complaints concerning Refco; (xi) arranging for completion of all Refco forms and providing any supporting documents required for the opening and maintenance of the Account and (xii) promptly furnishing Refco with all information concerning its customer and Introducing Firm's relationship with its customer and any related documents that Refco may reasonably require. Nothing herein shall restrict Refco from making any further inquiry or investigation, as Refco deems necessary.

          Introducing Firm authorizes and directs Refco to (i) furnish promptly any written customer complaint received by Refco, regarding Introducing Firm or its associated persons and relating to functions and responsibilities allocated to Introducing Firm, directly to Introducing Firm and to Introducing Firm's designated examining authority, and (ii) notify the customer, in writing, that Refco has received the complaint and that the complaint has been furnished to Introducing Firm and Introducing Firm's designated examining authority. All other correspondence in the nature of customer inquiries or customer complaints relating to functions and responsibilities allocated to Refco is to be directed to and responded to by Refco. All such correspondence (including customer inquiries and complaints) is to be reviewed and replied to by Refco or Introducing Firm depending on who is responsible for the function which is the subject matter of the correspondence. If such correspondence is not directed to the appropriate party initially, Refco or Introducing Firm shall promptly forward such correspondence to the appropriate party.

                              Page 30 of 59 Pages

          C.   Volume Limitations
               ------------------

          Introducing Firm shall not transmit to Refco more than the number of Transactions per day that Refco informs Introducing Firm from time to time constitute the Introducing Firm's volume limit, as set by Refco in its reasonable discretion, acting in good faith. Any Transactions in excess of the volume limitation, as in effect from time to time, may be rejected by Refco unless Refco has earlier indicated orally or in writing in the course of the applicable day that it will accept such Transactions.

          D.   Indemnification
               ---------------

          Introducing Firm agrees to indemnify and hold harmless Refco, its officers, directors, employees and affiliates, against any and all losses, costs, claims and expenses (including reasonable attorneys' fees), as incurred, (a) arising out of (i) Refco acting as clearing broker for Introducing Firm pursuant to this Agreement, (ii) Introducing Firm's failure to perform its obligations under this Agreement or the willful misconduct of Introducing Firm, and (b) constituting Introducing Firm Failure Costs or Counterparty Failure Costs (all referred to as "Indemnified Losses"), but excluding Credit Failure Costs, as defined in Section 5.B., any indirect or consequential losses, lost opportunity costs, or any Indemnified Loss caused by Refco's negligence, Refco's failure to perform its obligations under this Agreement, or Refco's willful misconduct. Refco shall give Introducing Firm prompt written notice of any matter that may constitute an Indemnified Loss hereunder, and, if the Indemnified Loss involves a third-party claim, the Introducing Firm may, but shall not be obligated to, assume the defense thereof with counsel of its own choosing and at its own expense.

          E.   Recording, Retaining Tapes
               --------------------------

          Absent good reason or unforeseen circumstances, Introducing Firm shall record every trading conversation with counterparties to Transactions and shall retain tapes of all such conversations for at least thirty business days, and longer with respect to specified days, Approved Counterparties or Transactions if Refco so requests, either orally and confirmed by fax or in writing.

3.   Responsibilities of Refco
     -------------------------

          A.   Clearing
               --------

          Subject to the exception described in Section 2. A. (i), Refco, is obligated to clear only Matching Back-to-Back Transactions and Matching Transactions with Approved Counterparties in Specified Securities, which entails Refco, taking a position as a fully disclosed principal on Side One and on Side Two of Matching Back-to-Back Transactions (or, in the case of Matching Transactions on the side that is matched) pursuant to the following procedure.

                              Page 31 of 59 Pages
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          (i)     Upon receipt of a transmission of Back-to-Back Transactions from Introducing Firm, Refco may, but is not obligated to, check whether all or any number of such Transactions fail to meet the definition of a Back-to-Back Transaction. Subject to the exception established in Section 2.A. (i), any Transaction that does not meet the definition of a Back-to-Back Transaction may be rejected by Refco, and Refco shall not, unless the Transaction is subsequently accepted by Refco, be principal to the counterparty nor carry the position on its books.
          (ii) Refco shall download to the Clearing Corporation by either the end of the day of trade date or, with respect to Transactions transmitted after the Cut-Off Time, on T +1, the trade details received from Introducing Broker for each Transaction that Refco has not rejected pursuant to subsection (i) above.
          (iii) On the business day following the download of information regarding any Transaction to the Clearing Corporation, Refco shall review a report from the Clearing Corporation indicating whether any Transactions were not Back-to-Back Transactions or were not Matching Back-to-Back Transactions. In either case, if Introducing Firm has transmitted any Transaction to Refco other than a Back-to-Back Transaction, Introducing Firm shall pay to Refco the applicable fees set forth in Schedule A, and, as set forth in Section 5.A., Introducing Firm shall reimburse Refco for all Introducing Firm Failure Costs. Refco, shall settle as fully disclosed principal any Transactions for which Refco has sent a confirmation, pursuant to Section 3.B. The sending of a confirmation shall mean that Refco has taken a position as principal and is therefore carrying such Transactions on its books, notwithstanding that Introducing Firm remains financially responsible to Refco hereunder for any Introducing Firm Failure Costs and Counterparty Failure Costs except in the case of insolvency of an introduced account. Upon prior notice to Introducing Firm, Refco may take commercially reasonable action to settle or liquidate any unmatched Back-to-Back Transactions for which it has sent a confirmation to the counterparty and has submitted settlement instructions to the Clearing Corporation.

          B.   Confirmations
               -------------

          No later than T+1 or one day after Refco has received a Transaction, whichever is later, Refco shall deliver confirmations to all counterparties on Transactions that Refco has not rejected pursuant to
          Section 3.A. (i) hereof and that Refco is obligated to transmit to the Clearing Corporation, pursuant to Section 3.A. (ii). From the time that Refco transmits a confirmation with respect to a Transaction pursuant to this Section 3.B, Refco shall be acting as principal for and carrying such Transaction on its books for regulatory capital purposes. For the avoidance of doubt with respect to any Transaction transmitted to Refco pursuant to the exception described in Section 2.A (i), Refco shall act as principal for and carry such Transaction on its books for regulatory capital purposes, provided that it is a Validated Transaction, notwithstanding anything to the contrary in the Additional Terms.

                              Page 32 of 59 Pages

          C.   Revenue; Fees
               -------------

          Refco shall receive on settled Matching Back-to-Back Transactions and Matching Transactions revenue in the form of commissions of Introducing Firm or the spread between Side One and Side Two. Refco shall remit to Introducing Firm within five business days of the end of each calendar month such amounts remaining after Refco deducts (i) its fee, as established in Schedule A, including any additional fees set forth therein for transmissions after the Cut-Off Time pursuant to
          Section 2.A. and for transmissions of non Back-to-Back Transactions pursuant to Section 3.A (iii) ("Fees"), (ii) Introducing Firm Failure Costs, (iii) Counterparty Failure Costs and (iv) amounts for any Indemnified Losses.

          Refco shall furnish Introducing Firm with a detailed supporting schedule with each revenue payment. Refco's determination of the amount payable to Introducing Firm with respect to any calendar month shall be conclusive and binding on the parties hereto if Introducing Firm does not object thereto in writing, with details of its objections, within thirty (30) days after its receipt of such supporting schedule and any reasonably requested additional information with respect thereto, provided such request is made no later than 15 days after initial receipt of the supporting schedule.

          D.   Safekeeping/Credit
               ------------------

          Refco shall be responsible for (i) the delivery and receipt of funds and/or Specified Securities to and from Accounts, as applicable, and for the transfer of Specified Securities to and from Accounts and (ii) the receipt, timely delivery and safeguarding of funds and securities and maintenance of books and records (including preparation and timely transmittal of the trade confirmations and statements) relating to all Transactions settled by Refco pursuant to Section 3.A.

          Although Refco in no way undertakes to extend credit to any Approved Counterparty, if it were to do so, any credit shall be extended in compliance with Regulation T and any other applicable margin regulations.

          E.   Indemnification
               ---------------

          Refco agrees to indemnify and hold harmless Introducing Firm, its officers, directors, employees and affiliates, against any and all losses, costs, claims and expenses, reasonable legal fees (including reasonable legal fees incurred in the enforcement of this provision), as incurred, (a) caused by (i) Refco's failure to perform its obligations under this Agreement or (ii) Refco's negligence or willful misconduct or (b) constituting Credit Failure Costs, as defined in
          Section 5.B. (all referred to as "IF Indemnified Losses"), but excluding any indirect or consequential losses, or lost opportunity costs. The Introducing Firm shall give Refco prompt written notice of any matter that may constitute an IF Indemnified Loss hereunder, and, if the IF Indemnified Loss involves a third party claim, Refco may, but shall not be obligated to, assume the defense thereof with counsel of its own choosing and at its own expense.

                              Page 33 of 59 Pages

          F.   Reports
               -------

          Refco will provide Introducing Firm with same-day reports of Transactions that do not constitute Back-to-Back Transactions and with daily morning reports, starting with T+1, of Transactions that are not Matching Transactions.

          Simultaneously with the execution of this Agreement, and annually thereafter, Refco shall furnish to Introducing Firm a list substantially in the form of Exhibit C hereto, of all reports (i.e., exception and other types of reports) which it offers to Introducing Firm to assist Introducing Firm to supervise and monitor its introduced accounts in order for Introducing Firm to carry out its functions and responsibilities pursuant to this Agreement. These reports are in addition to the data, information or reports provided to Introducing Firm in the ordinary course of providing clearing Services to Introducing Firm. Introducing Firm shall notify Refco promptly, in writing, of those specific reports offered by Refco that Introducing Firm requires to supervise and monitor its introduced accounts. Annually, within 30 days of July 1 of each year, Refco shall give written notice to Introducing Firm's chief executive and compliance officers, indicating, as of the date of such notice, the list of reports offered to Introducing Firm pursuant to this paragraph and specifying those reports that were actually requested by and/or supplied to Introducing Firm as of such date. At the same time, Refco shall provide a copy of this written notice to Introducing Firm's designated examining authority. Simultaneously with the execution of this Agreement, Introducing Firm shall furnish Refco with a list of its chief executive and compliance officers and the name of its designated examining authority.

4.   Separate Responsibilities
     -------------------------

          Pursuant to NASD Rule 3230, the parties have allocated between themselves in this Agreement responsibility for compliance with all applicable laws, rules and regulations of the SEC and NASD. In addition, for purposes of the SEC's financial responsibility rules and SIPC, the Introducing Firm's customers will be considered customers of Refco and not customers of the Introducing Firm; provided, however, that nothing in this Section shall cause the Introducing Firm's customers to be construed or interpreted as customers of Refco for any other purpose or to negate the intent of any other Section of this Agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this Agreement.

          Each party shall be solely responsible for (i) adherence to Applicable Rules and for the supervision of its own operations area and personnel; (ii) compliance with all restricted/control stock requirements, as applicable to it; (iii) compiling and filing its respective regulatory reports, as applicable; and (iv) supplying the other with reasonable access to its relevant records and supplying any information in its possession reasonably requested by such party in order for both parties to properly perform their respective functions under the Agreement. Each party shall be responsible for its own errors with respect to this Section 4.

                              Page 34 of 59 Pages

5.   Failure to Match; Failure to Settle; Responsibilities of the Parties
     --------------------------------------------------------------------

          A.   Not Back-to-Back Transactions/Introducing Firm Failure
               ------------------------------------------------------

          In the event Refco receives a Transaction that does not meet the definition of a Back-to-Back Transaction for any reason, including without limitation, (i) the failure of Introducing Firm to transmit to Refco Validated Transactions or (ii) the failure of Introducing Firm to transmit to Refco Side One and Side Two on the same day, Introducing Firm shall have full responsibility for, and shall pay to Refco upon demand, all amounts constituting Refco's reasonable out-of-pocket costs (whether or not already paid), losses and expenses (including reasonable attorneys' fees) arising therefrom including, without limitation, costs to buy-in, borrow or sell-out the securities, to compel performance by the counterparty, or to pay additional personnel or overtime, but only if such additional personnel or overtime costs are beyond the ordinary course of business. All of the foregoing is referred to as "Introducing Firm Failure Costs".

          B.   Settlement Failure/Counterparty Failure
               ---------------------------------------

          In the event Refco has transmitted a Back-to-Back Transaction to the Clearing Corporation that becomes a Matching Back-to-Back Transaction but that (i) fails on settlement date due to failure of the counterparty to deliver securities or cash or (ii) fails to become a Matching Back-to-Back Transaction because of the failure of the counterparty to either Side One or Side Two to send to the Clearing Corporation adequate instructions required for settlement, but excluding in either case counterparty failure due to actual or impending bankruptcy or similar insolvency proceedings or credit issues ("Credit Failure Costs"), Introducing Firm shall be responsible for, and shall pay to Refco upon demand, all amounts constituting Refco's reasonable out-of-pocket costs (whether or not already paid), losses and expenses (including reasonable attorneys' fees) arising from such fail, including, without limitation, costs to buy-in, borrow or sell-out securities, to compel performance by the counterparty, to pay additional personnel or to pay overtime, but only if such personnel or overtime costs are beyond the ordinary course of business. All of the foregoing costs, losses, and expenses are referred to herein as the "Counterparty Failure Costs".

          C.   Suspension of Certain Trading
               -----------------------------

          If at any time the number of Transactions (either Side One or Side
          Two), with respect to which the counterparty has not provided Clearing Corporation with matching instructions, reaches an amount that Refco finds unacceptable Refco may, acting in good faith, suspend accepting Transactions from Introducing Firm, with respect to that counterparty, immediately upon written or oral notice, until such time that Refco decides that it is prudent to resume accepting such Transactions hereunder. If at any time the number of Transactions that are not

                              Page 35 of 59 Pages

          Back-to-Back Transactions reaches an amount that Refco finds unacceptable (subject to Section 2.A. (i)), Refco may, acting in good faith, suspend accepting Transactions from Introducing Firm immediately upon written or oral notice, until such time that Refco decides that it is prudent to resume accepting Transactions hereunder.

          D.   Regulatory Capital
               ------------------

          It is understood that in no event shall Introducing Firm Failure Costs, Counterparty Failure Costs or Indemnified Losses include any costs or expenses of Refco incurred in connection with capital charges for Transactions.

          In conformity with the SEC No-Action Letter dated November 3, 1998 and publicly available November 10, 1998 ("No-Action Letter") relating to the capital treatment of assets in the proprietary account of an introducing broker ("PAIB") and to permit Introducing Firm to use PAIB assets in its net capital computations, Refco and Introducing Firm agree as follows:

          1) Introducing Firm shall identify to Refco in writing all accounts that are, or from time to time may be, proprietary accounts of Introducing Firm. Refco shall perform a computation for PAIB assets of Introducing Firm ("PAIB Reserve Computation") in accordance with the customer reserve computation set forth in Rule 15c3-3 under the Securities Exchange Act of 1934 ("Customer Reserve Formula") with the following modifications:

                           A) Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB Reserve Computation;
                           B) Note E (3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of Rule 15c3-1 which reduces debit balances by 3% under the alternative method shall not apply; and
                           C) Neither Note E (1) to Rule 15c3-3a nor Exchange Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges shall be applied to the PAIB Reserve Computation.

          2) The PAIB Reserve Computation shall include all proprietary accounts of introducing Firm. All PAIB assets shall be kept separate and distinct from customer assets under the Customer Reserve Formula in Rule 15c3-3.
          3) The PAIB Reserve Computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the Customer Reserve Formula.
          4) Refco shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of paragraph (f) of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the Customer Reserve Formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

                              Page 36 of 59 Pages

          5) If the PAIB Reserve Computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the Customer Reserve Formula of the same date. However, a deposit requirement resulting from the Customer Reserve Formula shall not be satisfied with excess debits from the PAIB Reserve Computation.
          6) Within two business days of entering into this Agreement, Introducing Firm shall notify its designated examining authority in writing (with a copy to Refco) that it has entered into this Agreement regarding the capital treatment of Introducing Firm's PAIB assets.
          7) Commissions receivable and other receivables of Introducing Firm from Refco (excluding clearing deposits) that are otherwise allowable assets under Rule 15c3-1 may not be included in the PAIB Reserve Computation, provided the amounts have been clearly identified as receivables on the books and records of Introducing Firm and as payables on the books of Refco.
          8) If Introducing Firm is a guaranteed subsidiary of Refco or if Introducing Firm guarantees Refco (i.e., guarantees all liabilities and obligations) then the proprietary accounts of Introducing Firm shall be excluded from the PAIB Reserve Computation.
          9) Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Refco shall by facsimile or telegram immediately notify its designated examining authority and the SEC. Unless a corrective plan is found acceptable by the SEC and the designated examining authority, Refco shall provide written notification within 5 business days of the date of discovery to Introducing Firm that PAIB assets held by Refco shall not be deemed allowable assets for net capital purposes. The notification shall also state that if Introducing Firm wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which Introducing Firm must transfer its PAIB assets to another clearing broker, Introducing Firm may choose to keep its assets at Refco.
          10) Refco and Introducing Firm shall adhere to the terms of the No Action Letter, including the Interpretations as set forth therein, in all respects.

6.    Fees and Charges
      ----------------

          Introducing Firm agrees to pay Refco the fees and charges set forth in Schedule A hereto.

7.    Introducing Firm Representations and Covenants
      ----------------------------------------------

          Introducing Firm represents, warrants and covenants to Refco as follows:

          (i)     It is a member in good standing of the NASD.
          (ii) It is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker/dealer under the Applicable Rules.

                              Page 37 of 59 Pages

          (iii) It has all the requisite authority in conformity with all Applicable Rules to enter into this Agreement and to retain the services of Refco in accordance with the terms hereof and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.
          (iv) It is in compliance, and during the term of this Agreement will remain in compliance with (a) the capital and financial reporting requirements of any and all national securities exchange or other securities exchange and/or securities association of which it is a member, (b) the capital requirements of the SEC and (c) the NASD Conduct Rules.
          (v) It shall provide representatives of any governmental body having jurisdiction over the respective businesses of the parties with reasonable access to the records relating to Accounts and their owners.
          (vi) It shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of Refco, which requirements shall survive the termination of this Agreement.

8.    Refco Representations and Covenants
      -----------------------------------

Refco represents, warrants and covenants to Introducing Firm, in addition to the matters set forth in Exhibit D to this Agreement, as follows:

          (i)     Refco is a member in good standing of the NASD.
          (ii) Refco is and during the term of this Agreement will remain duly licensed and in good standing as a broker/dealer under the Applicable Rules.
          (iii) Refco has all the requisite authority, in conformity with all Applicable Rules to enter into and perform this Agreement and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.
          (iv) Refco is in compliance, and during the term of this Agreement will remain in compliance with (a) the capital and financial reporting requirements of every national securities exchange and/or other securities exchange or association of which it is a member, (b) the capital requirements of the SEC and (c) the NASD Conduct Rules.
          (v) The names and addresses of Introducing Firm's customers which have or which may come to Refco's attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by Refco except in connection with the functions performed by Refco pursuant to this Agreement. Notwithstanding the foregoing, should any customer of Introducing Firm request, on an unsolicited basis that Refco become its broker, acceptance of such Account by Refco shall in no way violate this representation and warranty, nor result in a breach of this Agreement.
          (vi) Refco shall keep confidential any information it may acquire as a result of this Agreement regarding Introducing Firm's business and affairs, which requirement together with Refco's obligations under the separate confidentiality agreement between Refco's parent, Refco Group Ltd., LLC and Introducing Firm, dated January 28, 2004 (the "Confidentiality Agreement"), shall survive the termination of this Agreement.

                              Page 38 of 59 Pages

9.    Nature of Relationship
      ----------------------

          A. Refco shall limit its services pursuant to the terms of this Agreement to that of the clearing and the specified related functions described herein, and Introducing Firm shall not hold itself out as an agent of Refco or of any subsidiary or company controlled directly or indirectly by or affiliated with Refco. Neither this Agreement nor any operation hereunder shall create a general or limited partnership, association or joint venture or agency relationship between the parties.

          B. Introducing Firm shall not, without the prior written approval of Refco, place any advertisement in any newspaper, publication, periodical or any other media if such advertisement in any manner makes reference to Refco or to the clearing arrangements set forth in this Agreement; provided, however, that the public parent company of Introducing Firm may name Refco and accurately describe this Agreement in any filing such company makes with the SEC pursuant to either the Securities Act of 1933 or the Securities Exchange Act of 1934.

          C. Should Introducing Firm in any way hold itself out as, advertise or represent that it is the agent of Refco, Refco may, at its option, terminate this Agreement and Introducing Firm shall be liable for any loss, liability, damage, claim, cost or expense (including but not limited to reasonable fees and expenses of legal counsel) sustained or incurred by Refco as a result of such a representation of agency or apparent authority to act as an agent of Refco or agency by estoppel.

10.   Deposit of Collateral
      ---------------------

          A. To ensure Introducing Firm's performance of its obligations under this Agreement (including, without limitation, the payment of Fees, Introducing Firm Failure Costs, Counterparty Failure Costs and Indemnified Losses), there shall be established a securities holding account with Refco to be opened in the name of Introducing Firm and designated as the Introducing Firm Collateral Account (the "Collateral Account"). The Collateral Account shall at all times contain cash, securities, or a combination of both, having a market value of not less than the sum required by Refco as of the date of this Agreement; provided that Refco shall have the right, in its reasonable discretion, to increase upon not less than three business days notice to Introducing Firm, the Collateral Amount to reflect materially changed conditions relating to the Introducing Firm or its business or an unusually high number or value of unresolved errors or fails with respect to Transactions (the "Collateral Amount"). Said securities shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States and such other securities as Refco may in writing consent to, in its sole discretion, from time to time. As collateral security for all of its obligations to Refco under and with respect to this Agreement, Introducing Firm hereby pledges,

                              Page 39 of 59 Pages
               assigns and grants a first priority security interest and lien to Refco in and upon all property from time to time now or hereafter in the Collateral Account, and Refco shall have all rights and remedies with respect thereto of a secured party under the New York Uniform Commercial Code or other applicable law, as well as its other rights hereunder. Introducing Firm represents and warrants that any Collateral shall be free of any lien, pledge or interest other than that of Refco. Introducing Firm shall be entitled to receive all cash distributions made on or in respect of the securities unless the market value of the cash and/or securities in the Collateral Account is less than the Collateral Amount. If the Collateral Account consists of cash, Refco shall pay interest to the Introducing Firm on this cash held from time to time at an agreed upon rate. If at any time the market value of the cash and/or securities in the Collateral Account fall below 90% of the Collateral Amount, as determined by Refco, Refco may, by notice to Introducing Firm, demand that Introducing Firm deliver additional collateral to the Collateral Account no later than the third following business day to increase the market value to the full Collateral Amount.

          B. Except as provided herein, Introducing Firm shall not have access to, nor have any right to transfer or withdraw any cash or securities from, the Collateral Account without the prior written consent of Refco. The Collateral Account shall not be deemed to be margin for any Approved Counterparty accounts. Neither the Collateral Account nor the Collateral Amount shall constitute or reflect any ownership interest by Refco in Introducing Firm.

          C. Refco shall have the right to deduct the amount of any and all amounts owed to Refco hereunder, including without limitation, Fees, Introducing Firm Failure Costs and Counterparty Failure Costs and Indemnified Losses, from the securities collateral, and, in such event, Refco shall have the right to liquidate the securities in a commercially reasonable manner; provided, however, Refco agrees to deduct the foregoing amounts first from revenue, pursuant to Section 3.C. and then, to the extent revenue is insufficient, from the Collateral Account. Any amounts deducted from revenue or the Collateral Account, which are subsequently determined (by Refco, mutual agreement, arbitration or otherwise) to be incorrect, excessive or otherwise not the responsibility of Introducing Firm, shall be promptly reimbursed by Refco to Introducing Firm together with interest thereon (from the date of deduction to the date of reimbursement) calculated at a comparable Treasury rate.

          D. Within thirty (30) days of the termination of this Agreement, Refco will (a) effect the payment and delivery to Introducing Firm of the funds and/or securities in the Collateral Account, less any amounts Refco is entitled to withdraw under the preceding paragraph; provided, however, that Refco may retain in the Collateral Account such amount as it reasonably deems appropriate for its protection from any claim or proceeding of any type then threatened or pending, until the final determination thereof is made, and (b) deliver or cause to be delivered to Introducing Firm (without the reproduction or other copying thereof) all documents and other materials, including customer lists, prepared in connection with this Agreement or the

                              Page 40 of 59 Pages
               business of Introducing Firm, except for such documents and other materials as Refco may have destroyed in the normal course of its business or may be required to keep for regulatory purposes or otherwise as may be required by law. In any event, Refco agrees that no such documents or other materials will be distributed by it to any person or group in or outside Refco that does not have responsibility for the administration, legal or audit review of this Agreement or transactions thereunder.

11.   USA PATRIOT Act and Anti-Money Laundering Regulatory Obligations
      ----------------------------------------------------------------

          Each of the parties hereto agrees that it is responsible for complying with all applicable anti-money laundering ("AML") legal and regulatory rules and reporting requirements, including but not limited to the USA PATRIOT Act and its implementing regulations. Without limiting the generality of the foregoing, the parties agree as follows:

A.  Introducing Firm's AML Responsibilities

  1.  Introducing Firm represents and warrants to Refco that:

     a. To the best of Introducing Firm's knowledge, it is not doing business with foreign shell banks and is in compliance, as of the date of this Agreement and shall continue to be in compliance in the future, with
         Section 313 of the USA PATRIOT Act (Prohibition on United States Correspondent Accounts With Foreign Shell banks) and, to the extent applicable, any corresponding regulations issued by the Department of the Treasury on foreign banks and foreign shell banks in furtherance of
         Section 313;
     b. it is responsible for and has appropriate procedures for: (i) determining which of its Approved Counterparties are foreign banks;
         (ii) obtaining the required ownership and agent information from any such Approved Counterparties; (iii) determining whether any of its Approved Counterparties are, or are acting on behalf of, foreign shell banks; (iv) closing, or refusing to accept as applicable, accounts where Introducing Firm determines that an Approved Counterparty is, or is acting on behalf of, a foreign shell bank, or where Introducing Firm is unable to obtain the required information; and (v) providing prompt notice to Refco of any circumstances requiring Introducing Firm to terminate an Account pursuant to USA PATRIOT Act (e.g., ss. ss. 313, 319); and
     c. it has obtained from each foreign bank for which it currently maintains an Account, and shall obtain from any such Accounts opened in the future, a completed certification/re-certification (in the form set forth in the USA PATRIOT Act and its implementing regulations) identifying: (i) the owners of such foreign bank; and (ii) the name and address of a person who resides in the United States and is authorized to accept service of legal process for records regarding the foreign bank. Introducing Firm shall collect and maintain all such certifications/re-certifications and forward copies to Refco. Refco shall review certifications/re-certifications received from Introducing Firm for completeness. Introducing Firm agrees that, in addition to any other rights Refco has under the Agreement, Refco has the right to close or restrict an Account should such certification not be obtained. Refco will use reasonable efforts to notify Introducing Firm prior to taking such action.

                              Page 41 of 59 Pages

  2. Introducing Firm is, and shall remain throughout the term of this Agreement, in compliance with the Bank Secrecy Act ("BSA") and any amendments thereto, to the extent applicable, which now requires, or in the future may require, among other things:

        a. reports of any transaction over $10,000 in currency, including multiple transactions occurring during the course of the same day, on a Currency Transaction Report, Form 4789 ("CTR");
        b. record-keeping, including collecting and maintaining records concerning wire fund transfers of $3,000 or more and verification of the identity of transmitters and recipients of such funds that are not established customers; and
        c. reports of any transaction of more than $10,000 in currency or monetary instruments into or outside of the U.S., on a Report of International Transportation of Currency or Monetary Instruments Form 4790 ("CMIR").

  3. Introducing Firm will consult with Refco, if reasonably feasible under the circumstances, when required to file any AML reports concerning an Account and will provide Refco, where permitted by applicable law, with any information Refco requests relating to such reports. Introducing Firm shall provide Refco, where permitted by applicable law, with a copy of all Forms CTR, CMIR and SAR-SF it files and any other reports Introducing Firm is required to file, in each case pursuant to applicable AML laws, rules and regulations, concerning any Account, and shall attach an explanation of the action Introducing Firm has taken with respect to the Account internally.

  4. Introducing Firm will file on an annual basis a notice with the U.S. Treasury Department for purposes of sharing information, as described in ss. 314(b) of the USA Patriot Act. Introducing Firm will provide Refco with a copy of such notice.

  5. Introducing Firm represents and warrants that it is responsible for conducting, to the extent applicable, any special due diligence with respect to any private banking accounts and correspondent accounts as described in USA PATRIOT Actss.312 and other types of Accounts it introduces to Refco pursuant to this Agreement and that it has appropriate procedures for: (i) determining which of its Approved Counterparties are subject to special due diligence requirements; (ii) determining the appropriate level of due diligence to apply to various types of private banking customers, if any (iii) performing the necessary due diligence;
      (iv) closing (or refusing to accept, as applicable) Accounts where Introducing Firm is unable to perform adequate due diligence, or as otherwise appropriate; (v) preventing, detecting, investigating and reporting suspicious or unusual activity relating to such Accounts; and
      (vi) making and keeping the necessary documentation for such Accounts.

  6. Introducing Firm is responsible for obtaining and verifying all necessary customer identification information and documentation and otherwise conducting all AML "know your customer" measures. Introducing Firm is responsible for providing notice (prior to new Account opening as described in the final rule under USA PATRIOT Act ss. 326) to such

                              Page 42 of 59 Pages
      customers that it is requesting applicable information to verify their identities. Introducing Firm is responsible for maintaining appropriate identification and verification procedures and implementing a customer identification program that takes into account, among other things, the following factors: Introducing Firm's size; location and customer base; the method by which customers open accounts; and the types of accounts and transactions offered by Introducing Firm. USA PATRIOT Act ss. 326.

  7. Introducing Firm is responsible for compliance with any applicable special measures imposed by the Secretary of the Treasury for jurisdictions, financial institutions, or international transactions of primary money laundering concern (USA PATRIOT Act ss. 311).

B.  Refco's AML Responsibilities

  1. Refco shall perform, where practicable, a non-documentary "negative verification" function by screening customer names against a fraud database. Refco shall provide any adverse information obtained from such screening to Introducing Firm.

  2. Refco shall make available to Introducing Firm a package of AML reports in order to assist Introducing Firm in identifying suspicious activity with respect to its Accounts. Such reports are included in those described in
      Section 3.F of this Agreement. Introducing Firm shall be responsible for setting relevant parameters with respect to such reports based upon its business and present and anticipated customer activity. Refco will provide training to Introducing Firm in the use of systems made available to Introducing Firm by Refco.

  3. Refco will also, where practicable, make available to Introducing Firm various AML tools, such as new account forms.

  4. Refco will be in compliance with all record-keeping requirements in connection with its responsibilities pursuant to this Agreement.

  5. Refco is, and shall remain throughout the term of this Agreement, in compliance with the Bank Secrecy Act ("BSA") and any amendments thereto, to the extent applicable.

  6. Refco will consult with Introducing Firm, if reasonably feasible under the circumstances, when required to file any AML reports concerning an Account and will provide Introducing Firm, where permitted by applicable law, with any information Introducing Firm requests relating to such reports. Refco shall provide Introducing Firm, where permitted by applicable law, with a copy of all Forms CTR, CMIR and SAR-SF it files and any other reports Refco is required to file, in each case pursuant to applicable AML laws, rules and regulations, concerning any Account, and shall attach an explanation of the action Refco has taken with respect to the Account internally.

C.  Further Allocations and Agreements regarding AML Responsibilities:

                              Page 43 of 59 Pages

  1. Each of the parties agrees to comply with the BSA and its requirement to report suspicious transactions to FinCEN by filing an SAR-SF. Introducing Firm has the primary responsibility for monitoring for suspicious activity of its Approved Counterparties and filing any SAR-SF where warranted pursuant to Section 356 of the USA Patriot Act. To the extent Refco identifies any suspicious activity, it will communicate the same to Introducing Firm, where permitted by law. In the event Refco identifies to Introducing Firm a transaction that appears to be suspicious, Introducing Firm is responsible for undertaking the appropriate follow-up measures, such as performing an investigation, blocking or closing an Account, notifying law enforcement, or filing a SAR-SF or other report. Introducing Firm agrees to report the results of any such follow-up measures, upon request and where permitted by law, to Refco or, if applicable, provide an explanation as to why it chose not to take any action. Not withstanding the foregoing, Refco reserves the right to undertake whatever follow-up measures it deems appropriate, including but not limited to, filing a SAR-SF, in which event, it will report such measures, upon request and where permitted by law, to Introducing Firm.
  2. Each of the parties agrees to comply with the applicable rules of the SEC and applicable self-regulatory organizations relating to currency reporting, suspicious activity reporting and related record-keeping requirements; applicable state reporting and record keeping requirements with regard to certain currency transactions, transportation of currency or monetary instruments, or reports of suspicious activity; and to comply with applicable federal, state and international criminal and civil prohibitions against money laundering;
  3. Refco and Introducing Firm have each established, implemented and shall enforce and maintain a written anti-money laundering compliance program ("AML Program") as required by the USA PATRIOT Actss.352 and the rules of any applicable self-regulatory organizations (NASD Rule 3011). Such program is reasonably designed to achieve and monitor such party's ongoing compliance, to the extent applicable, with the BSA and implementing regulations promulgated thereunder. Such program consists of, at a minimum: establishment of policies, procedures and controls that can be reasonably expected to detect and cause the reporting of suspicious transactions; designation of an employee responsible for implementing and monitoring the program; employee training; and independent testing for compliance. Introducing Firm and Refco shall notify such party's relevant self-regulatory organization of its designated AML officer.
  4. Each of the parties agrees to respond to requests made by FinCEN on behalf of a federal law enforcement agency investigating terrorist activity or money laundering; and submitting a notice to FinCEN concerning voluntary information sharing, and complying with all requirements concerning the confidentiality of shared information (USA PATRIOT Act ss. 314).
  5. Refco agrees that it will screen for Office of Foreign Assets Control ("OFAC") purposes for all new Accounts and for third party outgoing and incoming wires. If it is readily apparent from the initial screening that the individual or entity is subject to OFAC restrictions, Refco will not permit the Account to be opened or an outgoing wire to be sent, and inform Introducing Firm of same. In the case of an incoming wire, the funds will

                              Page 44 of 59 Pages
      be frozen in the client's account, and Refco will inform Introducing Firm of same. If it is not readily apparent that it is subject to restriction, Refco will forward the information to Introducing Firm whose responsibility it is, in accordance with this Agreement and applicable laws, to determine whether the individual/entity is identified on the OFAC list and whether it is permissible for Introducing Firm to open an Account and transact business.
  6. In no way does such screening by Refco lessen or relieve Introducing Firm from its obligation to have policies, procedures and systems to screen for and to take reasonable steps to monitor that Introducing Firm is not dealing with individuals, entities or countries on the OFAC list. Introducing Firm's continuing to do business with such individual/entity certifies to Refco that Introducing Firm has complied with all applicable laws, rules and regulations regarding Introducing Firm's ability to transact business with the identified individual/entity.

12.  Assignment
     ----------

      This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. Introducing Firm may not assign its rights and/or obligations hereunder without the prior written consent of Refco, which consent shall not be unreasonably withheld.

13.  Amendments; Waiver; Integration
     -------------------------------

      Any amendment or supplement to this Agreement and any waiver of any rights hereunder must be in writing signed by the Parties. Further, without limiting the foregoing, no failure to enforce a right, no act or pattern of conduct shall constitute an amendment, supplement or waiver. This Agreement supersedes all other prior dated agreements between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

14.  Governing Law
     -------------

      This agreement shall be construed and interpreted in accordance with the internal laws of the state of New York without reference to choice of law principles.

15.  Arbitration
     -----------

      Each party agrees that any claim, dispute, grievance or controversy arising under this Agreement or any Transactions executed or arising therefrom or thereunder shall be settled by arbitration pursuant to and in accordance with the NASD Uniform Code of Arbitration. Each party further agrees to service of process in any arbitration proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex, to it at an address for notices under this Agreement; and agrees that nothing herein shall affect the other party's right to effect service of process in any other manner permitted by NASD Arbitration Rules, and that each party shall have the right to bring a proceeding for enforcement of a judgment entered by any arbitration panel against the other party in any court or jurisdiction in accordance with applicable law.

                              Page 45 of 59 Pages

16.  Termination
     -----------

      This Agreement may be terminated by either party upon ninety days' written notice given to the other party at any time, or immediately upon written notice following an Event of Default which event shall occur if (i) either party shall fail to perform or observe any term, covenant or condition to be performed or observed by it hereunder and such failure shall continue to be un-remedied for a period of five business days after written notice from the non-defaulting party to the defaulting party specifying the failure and demanding that the same be remedied; (ii) any material representation or warranty made by either party shall prove to be incorrect at any time in any material respect; (iii) a receiver, liquidator or trustee of either party, or of any material property held by either party, is appointed by court order; or either party is adjudicated bankrupt or insolvent; or any of its material property is sequestered by court order and such order is not appealed and stayed within fifteen days of its entrance; or a petition is filed against either party under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect and is not dismissed within fifteen days of such filing, or (iv) either party makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either party, or of any property held by either party.

17.  Notices
     -------

      Written notices shall be properly made if hand delivered, mailed (registered mail) or telecopied ("faxed") to the party entitled to receive such notices at the following address or telephone number:

                               To Introducing Firm:
                               Maxcor Financial Inc
                               One Seaport Plaza - 9th floor
                               New York, N.Y.  10038
                               Tel. No:  (646) 346-7215
                               Fax No.:  (646) 346-6920
                               Attn.:  Steven Vigliotti, Chief Financial Officer

                               To Refco:
                               Refco Securities, LLC
                               200 Liberty Street - 24th floor
                               One World Financial Center
                               New York, New York 10281
                               Tel. No.: 212 - 693-7684
                               Fax No.:  212 - 693-
                               Attn. Thomas S. Dillon, Executive Vice President

                              Page 46 of 59 Pages

18.  Miscellaneous
     -------------

      There will be no Account opened on behalf of any employee or officer of any New York Stock Exchange member organization, self-regulatory organization or other financial institution without the prior written consent of Refco.

      This Agreement and all transactions in the Accounts, will be subject to the applicable constitution, rules, by-laws, regulations and customs of any securities market, association, exchange or clearing house where such transactions are effected, and also to all applicable NASD Rules and to all U.S. federal and state laws and regulations. All telephone conversations in connection with Transactions under the Agreement may be electronically recorded and may be used to resolve any uncertainty or any dispute arising in connection with this Agreement or any transaction hereunder.

                              Page 47 of 59 Pages

         Please indicate your agreement with the foregoing by signing and returning the enclosed copy of this letter.



                                             Very truly yours,

                                             REFCO SECURITIES LLC


                                             By: /s/ THOMAS S. DILLON
                                                 -------------------------------

                                             Name:  Thomas S. Dillon
                                                    ----------------------------

                                             Title: Executive Vice President
                                                    ----------------------------




ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET FORTH ABOVE:

MAXCOR FINANCIAL INC.


By: /s/ KEITH E. REIHL
    --------------------------------------------------

Name:  Keith E. Reihl
       -----------------------------------------------

Title: Chief Operating Officer
       -----------------------------------------------

                              Page 48 of 59 Pages

                                                                      Schedule A
                                                                      ----------

Schedule A has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.


                              Page 49 of 59 Pages

                                                                       Exhibit A
                                                                       ---------


                        Schedule of Specified Securities
                        --------------------------------


                  1.     Securitized Adjustable Rate Mortgages

                  2. Asset-backed Securities bearing a credit rating of AA or better

                  3. Collateralized Mortgage Obligations bearing a credit rating Have AA or better

                  4.     GNMA, FNMA and Freddie Mac Securities

                  5.     Brady Bonds

                  6.     U.S. Government and Agency Securities

                  7.     Sovereign Debt - EuroClear/CEDEL/DTC Eligible

                  8.     Euro Bonds

                  9.     Corporate Securities

                  10.    Convertible Bonds

                  11.    Municipal Securities

                  12.    High Yield Corporate Bonds

                              Page 50 of 59 Pages

                                                                       Exhibit B
                                                                       ---------


                  RE:  Maxcor Financial Inc.
                       Allocation of Brokerage Account Responsibilities
                       ------------------------------------------------


Ladies and Gentlemen:

         As you know, your account has been introduced to Refco Securities, LLC ("Refco"), by your brokerage firm, Maxcor Financial Inc. ("Maxcor"), for the purpose of Refco clearing trades, as fully disclosed principal, in certain specified securities pursuant to the clearing services agreement between Maxcor and Refco.

         Once Refco enters a trade on its books, you will be considered a customer of Refco for purposes of the SEC's financial responsibility rules and the Securities Investor Protection Act. Nothing herein shall cause customers of Maxcor to be construed as customers of Refco for any other purpose..

         In establishing this relationship, Maxcor is acting solely on your behalf and not on behalf of, or as agent of, Refco. Maxcor shall remain responsible for the ongoing relationship that it has with you, and for the following:

         o Learning your investment objectives and opening, approving and monitoring your account and in all respects complying with Rule 405 of the New York Stock Exchange.

         o Reviewing your account and all orders in it and supervising all investment advice.

         o Accepting or rejecting your orders and correcting errors in trade details in order to transmit only matching transactions to Refco.

         o Ensuring that all the transactions conducted in your account are in compliance with all applicable law and rules.

         o Responding to any inquiries or complaints you may make concerning your account.

         o Supervising all functions performed by Maxcor's employees, including investment advisory, sales, trading and account opening and approving activities.

         Additionally, Maxcor is responsible to Refco for supplying all documentation required by Refco, notwithstanding the fact that Refco has at all times the right to contact you directly regarding its information requirements. Refco has at all times the right, exercisable in its sole discretion, to refuse to accept orders for your account.

         Refco will be responsible for the following areas:

                              Page 51 of 59 Pages

         o Clearing as a principal, transactions in your account pursuant to Maxcor's instruction.

         o Maintaining books and records and filing regulatory reports.

         o Delivering and receiving funds and securities to or from your account, transfers of securities, payment of dividends or interest and the handling of exchange or tender offers, rights, warrants and redemptions in accordance with the last instructions received either from you or Maxcor.

         o Safeguarding funds and securities.

         o Preparing and transmitting confirmations and statements.

         Any questions you may have concerning the conduct of your account should be addressed directly to Maxcor.

         You agree that any and all telephone conversations between us with respect to the contemplated transactions may be tape recorded and we each authorize the other to do so and we each hereby waive further notice of tape recording. In the event of any dispute, tapes can be used in any forum in which a dispute is sought to be resolved.

         THE ATTACHED ADDITIONAL TERMS SET FORTH ADDITIONAL INFORMATION, PROCEDURES AND LIMITATIONS APPLICABLE TO TRANSACTIONS IN YOUR ACCOUNT. PLEASE READ IT CAREFULLY. UNLESS AND UNTIL OTHERWISE AGREED AMONG YOU, REFCO AND MAXCOR, THE TERMS OF THIS LETTER, INCLUDING THE ATTACHED ADDITIONAL TERMS, WILL GOVERN ANY TRADES THAT MAXCOR INTRODUCES TO REFCO ON YOUR BEHALF.


                                            Very truly yours,

                                            REFCO SECURITIES, LLC



                                            By:
                                                --------------------------------
                                                Thomas S. Dillon
                                                Executive Vice President

                              Page 52 of 59 Pages

                                ADDITIONAL TERMS
                                ----------------

         The following are procedures for trades in the specified securities below which will be initiated by Maxcor Financial Inc. ("Maxcor"), and in which you and Refco Securities, LLC ("Refco"), will act as principals. In general, Refco will be responsible for the booking of trades initiated by Maxcor and approved by Refco and for maintaining appropriate records of all such transactions and sending you confirmation. Maxcor. is responsible for adherence to those securities laws, regulations and rules, that apply to it regarding its own operations and for supervision of its own personnel.

         Authorized employees of Maxcor may, by telephone, directly contact your trading desk to initiate transactions between you and Refco. However, such employees of Maxcor will not be acting as agent for Refco and no proposed transaction will be deemed approved or confirmed by Refco and no such transaction will be consummated by Refco until your trading desk compares the transaction by telephone with Refco's authorized personnel and Refco directly confirms by telephone the transaction. Refco, will act as a principal in each of these back-to-back transactions only after each side, i.e., the purchase side and the sell side is independently and severally confirmed by Refco's authorized personnel. Exceptions to telephonic confirmation will be if trades are confirmed via GSCC for Government Securities; MBSCC for Mortgage-backed Securities; Central Comparison by EMCC, or EuroClear, or CEDEL for Euro Bonds and Emerging Debt Securities (LDC's); or EuroClear or CEDEL for Brady Bonds. Refco agrees that once a transaction has been so confirmed, Refco, is thereafter acting as principal in the trade, and you agree that you will always act as principal on the other side of the trade. All your customary documentation for trades in which you act as principal, regardless of how initiated, should be sent directly to Refco and Refco will send you its usual documentation.

         The specified securities are: Securitized Adjustable Rate Mortgages; Asset-backed Securities bearing a credit rating of AA or better; CMO's bearing a credit rating of AA or better; GNMA, FNMA and Freddie Mac Securities; Brady Bonds; U.S. Government and Agency Securities; Sovereign Debt/ EuroClear/CEDEL eligible; Euro Bonds; Corporate Bonds; Convertible Bonds; Municipal Securities; High Yield Corporate Bonds.

         Euro and Brady Bond transactions should be submitted to Herb Whalen for comparison. Our number is (212) 693- ; FAX (212) 693- ; Confirmations should be sent to Refco Securities, LLC, Attn: Herb Whalen, World Financial Center, 200 Liberty Street, Tower A, New York, N.Y. 10281-1098.

         Mortgage trades should be submitted to Len Bialous for comparison. Our number is (212) 693- ; FAX (212) 693- ; Confirmations of such trades should be sent to Refco Securities, LLC, Attn: Len Bialous, World Financial Center, 200 Liberty Street, Tower A, New York, N.Y. 10281-1098.

         Government trades should be submitted to Maryanne Alfano for comparison. Our number is (212) 693- ; Confirmations of such trades should be sent to: Refco Securities, LLC, Attn: Maryanne Alfano, World Financial Center, 200 Liberty Street, Tower A, New York, N.Y. 10281-1098.

                              Page 53 of 59 Pages

         Corporate and Equity transactions should be submitted to John Lombardi for comparison. Our number is (212) 693- ; FAX (212) 693- ; Confirmations should be sent to Refco Securities, LLC, Attn: World Financial Center, 200 Liberty Street, Tower A, New York, N.Y. 10281-1098.

         Attached please find a complete list of all delivery instructions.

                              Page 54 of 59 Pages

                                                                       Exhibit C
                                                                       ---------

         Attached is a list of reports offered to Maxcor Financial Inc. to assist Maxcor to supervise and monitor its introduced accounts in order for Maxcor to carry out its functions and responsibilities.

                                             Yes      No       Price

Broker Registration Tracking System         ____     ____

And /or Blue Sky Validation Reports         ____     ____     $600 per month

Trade Blotter                               ____     ____     $500 per month

Mutual Fund Switch Supervision              ____     ____     $200 per month

Options Exceptions Report                   ____     ____     $200 per month

Active Accounts Report                      ____     ____     $200 per month

Anti-Money Laundering Reports               ___      ____              FREE

Incomplete and Missing Client Profile                ____     ____     FREE

Maxcor understands that Refco will not be reviewing any of the exception reports and/or systems for any purpose and that Maxcor is responsible for using these systems and reports to help comply with Maxcor's statutory and regulatory responsibilities. Please supply the following names:

Designated Examining Authority:     ______________________________

Chief Executive Officer:            ______________________________

Chief Compliance Officer:           ______________________________

                              Page 55 of 59 Pages

                                                                       Exhibit D
                                                                       ---------

Refco hereby represents that it maintains, and shall enforce, written supervisory procedures with respect to the issuance of negotiable instruments (checks, wires) for which Refco is the maker or drawer.

Refco hereby represents that its supervisory procedures include the following minimum standards:

           o   all checks and check stock are maintained in a secure location;
           o the cashiering staff is adequately trained and that each person is responsible and accountable for their specific duties relative to the distributions of assets from customer accounts;
           o   only designated individuals are authorized to sign checks;
           o   two authorized signatures are required on each check;
           o ensures that a written letter of authorization will be requested and obtained from the client prior to the disbursement of customer funds to a third - party for further delivery to the customer;
           o will mail to the customer's address of record, a confirmation or charge advice, indicating that funds were disbursed via check from the customer's account based on the written instructions received. (Refco will mail advices to Maxcor' s customers with respect to wire transfers out of their accounts);
           o that all voided checks will be recorded as such and returned to Refco' s Bank Control Department;
           o will immediately place stop payments on any check that cannot be accounted for by client notification or self audit of check stock;
           o will retain serial registers in the form of the NCR copies of checks prepared each day; management shall conduct unannounced self-audits of the entire cashiering process and check stock to ensure that these procedures are being adhered to and that the check stock is accounted for

                               Page 56 of 59 Pages